Exhibit 10.4

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into between Defendants Career Education Corporation and American InterContinental University, Inc. (“Defendants”) and Relators Melissa Simms Powell, Angela Hitchens, Joseph P. Plumley, Jr., and Glenn W. Dobson (“Relators”) (Defendants and Relators hereafter collectively referred to as “the Parties”), through their authorized representatives.

RECITALS

A.Defendant Career Education Corporation (“CEC”) is a corporation organized under the laws of the State of Delaware with its principal place of business located at 231 N. Martingale Rd., Schaumburg, Illinois.  CEC is an educational services company which operates certain postsecondary education schools that offer bachelor’s degree, associate’s degree, doctorate degree, master’s degree, and non-degree programs in career-oriented disciplines.  Defendant American InterContinental University, Inc. (“AIU”) is a Georgia corporation that owns and operates American InterContinental University, a university accredited previously by the Southern Association of Colleges and Schools and presently by the Higher Learning Commission, providing associate’s, bachelor’s and graduate degree programs to students on campus and online.  AIU’s principal place of business is located at 231 N. Martingale Rd., Schaumburg, Illinois.

B.On July 14, 2008, Relators filed an action in the United States District Court for the Northern District of Georgia, Atlanta Division captioned United States of America ex rel. Melissa Simms Powell, Angela Hitchens, Joseph P. Plumley, Jr. ED.D., and Glenn W. Dobson v. American InterContinental University Inc., Career Education Corporation, and John Doe Nos. 1-100 (N.D. Ga. 1:08-CV-2277), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) (the “Complaint”).

C.Defendants filed an Answer to the Complaint on December 6, 2010 in which Defendants denied any liability relating to the claims in the Complaint.

D.Defendants by entering into this Agreement are not admitting to any violations of law or any liability with respect to the matters contained in the Complaint and, in connection therewith, maintain they acted at all times in compliance with all laws and regulations.

E. Relators contend that they have certain claims under the False Claims Act, 31 U.S.C. §§ 3729-3733 (the “FCA”) in their capacity as Relators and on behalf of the United States as alleged in the Complaint.

F.The United States declined to intervene in any of the claims alleged in the Complaint.

G.Relators claim entitlement under 31 U.S.C. § 3730(d)(2) to a share of the proceeds of this Agreement.

In consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows:

TERMS AND CONDITIONS

1.Relators, for each of themselves and for their respective heirs, assigns, grantees, agents, representatives, employees, successors, attorneys, and insurers, do hereby release and forever discharge Defendants and John Doe Nos. 1-100 together with each of their current and former parent corporations, if any; direct and indirect subsidiaries or divisions; brother and sister corporations; current and former owners; and current and former officers, directors, employees, agents, attorneys, consultants, affiliates, and insurers; and the successors and assigns of any of them, from any claims that Relators may have under the False Claims Act, 31 U.S.C. §§ 3729-3733.

2.Upon execution of this Agreement, Relators shall sign and file a joint motion to dismiss the Complaint with prejudice, conditional upon the United States filing a Notice of Consent to Dismissal.  As consideration for the dismissal and releases described herein, within two (2) business days of the dismissal of the Complaint, Defendants shall pay or cause to be paid to the United States the sum of Ten Million Dollars ($10,000,000) (the “Settlement Amount”) by electronic funds transferred pursuant to written instructions to be provided to Defendants by the Office of the United States Attorney for the Northern District of Georgia.

3.Defendants and Relators have resolved all claims for expenses, attorneys’ fees, and costs under 31 U.S.C. 3730(d) and Fed. R. Civ. P. 68 in a separate agreement.

4.Relators for themselves and for their respective heirs, assigns, grantees, agents, representatives, employees, successors, attorneys, and insurers agree and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B).  Notwithstanding the foregoing, because the issue of the percentage share to be paid to Relators from the amount referenced in paragraph 2, above, remains unresolved, Relators reserve their right to seek the maximum share of this settlement pursuant to 31 U.S.C. § 3730(d)(2).

5.Notwithstanding the release given in paragraph 1 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released:

a.	Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

b.	Any criminal liability;
c.	Except as explicitly stated in the Agreement, any administrative liability, including the suspension and debarment rights of any federal agency;
d.	Any liability to the United States (or its agencies) except as specified in the Notice of Consent to Dismissal attached hereto; and
e.	Any liability based upon obligations created by this Agreement.

6.Defendants waive and shall not assert any defenses Defendants may have to any criminal prosecution or administrative action relating to the Complaint that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Nothing in this paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

7.This Agreement is intended to be for the benefit of the Parties and the United States only.

8.Except as may be provided in a separate agreement, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

9.Each party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement without any degree of duress or compulsion.

10.This Agreement is governed by the laws of the United States. The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the Northern District of Georgia. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

11.This Agreement constitutes the complete agreement between the Parties, except as to the separate agreement contemplated above and the United States’ Notice of Consent to Dismissal. This Agreement may not be amended except by written consent of the Parties.

12.The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.

13.This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

14.This Agreement is binding on Defendants’ successors, transferees, heirs, and assigns.

15.This Agreement is binding on Relators’ successors, transferees, heirs, and assigns.

16.This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date of this Agreement). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

17.All parties consent to the United States’ and Defendants’ disclosure of this Agreement, and information about this Agreement, to the public.

Dated: _2/15___, 2017__/s/ Melissa Simms Powell______________

MELISSA SIMMS POWELL

Signed, sealed and delivered this _15th_ day

of _February___, 2017 in the presence of:

_/s/ Angela Johnson______________________

Notary Public

My Commission Expires:__9/16/2019________

Dated: _Feb 15__, 2017__/s/ Angela Hitchens____________________

ANGELA HITCHENS

Signed, sealed and delivered this _15__ day

of _February__, 2017 in the presence of:

_/s/ Christina MacMullen__________________

Notary Public

My Commission Expires:_Sept 27, 2019_____

[Notary Stamp]

Dated: _2-15___, 2017_/s/ Joseph P. Plumley, Jr._________________

JOSEPH P. PLUMLEY, JR.

Signed, sealed and delivered this _15th_ day

of _February__, 2017 in the presence of:

_/s/ Karen A. Diehl_______________________

Notary Public

My Commission Expires:__________________

                       [Notary Stamp]

Dated: __2/15___, 2017___/s/ Glenn W. Dobson___________________

GLENN W. DOBSON

Signed, sealed and delivered this _15th__ day

of _February__, 2017 in the presence of:

__/s/ Angela Johnson_____________________

Notary Public

My Commission Expires:__9/16/2019________

[Notary Stamp]

Dated: _2-15__, 2017_/s/ Joseph D. Wargo_____________________

JOSEPH D. WARGO

Wargo French LLP

Counsel for Relators

Dated: _Feb. 15___, 2017__/s/ Jeffrey D. Ayers_____________________

JEFFREY D. AYERS

Vice President of American InterContinental University, Inc.

Dated: _Feb. 15__, 2017__/s/ Jeffrey D. Ayers______________________

JEFFREY D. AYERS

Senior Vice President & General Counsel of Career Education Corporation

Dated: _2/15__, 2017__/s/ John L. Latham______________________

JOHN L. LATHAM

Alston & Bird LLP

Counsel for Defendants